Fidelity & Guaranty Life Reports Third Quarter Fiscal 2014 Results

•	Reported net income of $56.5 million for the third fiscal quarter

•	Fixed indexed annuity sales of $379 million, the highest in eight quarters

•	Executing on growth and ROE expansion strategy

DES MOINES, Iowa: Aug 6, 2014 -- Fidelity & Guaranty Life (NYSE: FGL), a leading provider of indexed annuity and indexed universal life products, today reported net income of $56.5 million or $0.97 per diluted common share for the third quarter of fiscal 2014 ended on June 30, 2014(1).
“The Company delivered strong performance for the third quarter on several fronts. Sales of our core products; fixed indexed annuity and indexed universal life product lines continue to grow at a prudent pace. We are tracking well to the strategy we laid out at the time of the IPO," said Lee Launer, Chief Executive Officer of FGL. “Additionally, the investment portfolio is performing well with both average yields and net investment spreads up meaningfully over last year from our repositioning efforts.”
"We have realized meaningful increases in adjusted operating income, net investment spread and book value through increased sales of fixed indexed annuities and the repositioning of our investment portfolio," said Phil Gass, Chairman of FGL.  "Our conservatively managed investment portfolio and substantial deployable capital position enable us to capitalize on potential market volatility."

Third Quarter Fiscal 2014 Highlights:

•	Sales of fixed indexed annuity ("FIA") were $378.6 million in the current period, a 44% increase over the same period last year and a 19% increase sequentially.

•	The top 10 distribution partners grew FIA sales 41% over the prior year and 14% sequentially.

•	Indexed universal life sales increased 37% over the prior year.

•	Net investment spread(2) for the FIA product line was 2.90% for the third quarter, an increase of 41 basis points compared to the same period last year.

•	After-tax adjusted operating income ("AOI") was $35.2 million; an increase of 151% compared to the third quarter of last year.

•	GAAP book value at June 30, 2014 was $1.7 billion, up 31% year over year. GAAP book value excluding accumulated other comprehensive income (“AOCI”) was $1.3 billion, an increase of 18% year over year.

Summary Financial Results (Unaudited)

	Three months ended June 30,		Nine months ended June 30,
(In millions, except per share data)	2014	2013	2014	2013
Annuity sales (3)	$391.7	$270.5	$1,659.8	$761.6
Net income	$56.5	$53.2	$124.0	$237.0
Net income per diluted share	$0.97	$1.13	$2.24	$5.04
Adjusted operating income (“AOI”) (3)	$35.2	$14.0	$108.0	$58.6
AOI per diluted share (3)	$0.60	$0.30	$1.95	$1.25
Weighted average basic shares	58.3	47.0(4)	55.2	47.0(4)
Weighted average diluted shares	58.5	47.0(4)	55.3	47.0(4)
Total common shares outstanding	58.4	47.0(4)	58.4	47.0(4)
Book value per share	$29.1	$27.4	$29.1	$27.4
Book value per share, excluding AOCI (3) (5)	$22.3	$23.6	$22.3	$23.6

(1)	Fidelity & Guaranty Life’s fiscal year ends on September 30.

(2)	Net investment spread is the excess of net investment income earned over the sum of the interest credited to policyholders and cost of hedging our risk on fixed indexed annuity policies.

(3)	This is a financial measure not calculated based on U.S. Generally Accepted Accounting Principles (Non-GAAP). See the Non-GAAP Measures section of this press release for additional information.

(4)
Common shares outstanding and per share amounts give retroactive effect to our statutory conversion on August 26, 2013 and the 4,700-for-1 stock split of our shares of common stock effected on November 26, 2013.

(5)	Book value per share, excluding AOCI is calculated by dividing total book value, excluding AOCI, at the end of the period by total number of shares of common stock outstanding.

STRONG FIA SALES MOMENTUM CONTINUES
Sales of our core, fixed indexed annuity product were $378.6 million in the current period, an increase of 44% over the prior year and a 19% increase sequentially. On a fiscal year-to-date basis, FIA sales were $997.5 million; a two-fold increase over the same period last year. Total annuity sales were $391.7 million for the third quarter, an increase of 45% compared to $270.5 million in the third quarter of 2013.
Indexed universal life sales in the quarter were $5.9 million, an increase of 37% compared to $4.3 million last year. The current period results reflect the Company's ongoing efforts to increase sales through existing product enhancements and new products offered through its network of independent marketing organizations.
INVESTMENT PORTFOLIO PERFORMING WELL
Asset purchases during the quarter were $1.6 billion at an average yield of 5.29%, or 67 basis points above the portfolio yield. Purchases included the reinvestment of approximately $1.0 billion related to the tax planning strategy announced in the second fiscal quarter. The average earned yield on the portfolio in the quarter was 4.62% as compared to 4.36% for the same period last year. Net investment income on a reported basis was $191.2 million for the third quarter 2014, an increase of 3.6% compared to $184.6 million reported in the same period last year. Included in the prior year net investment income was $14.9 million related to income of distributed subsidiaries. Adjusted for this impact, net investment income is up 12.7% period over period. The average NAIC rating for the investment portfolio was 1.4 at the end of the period.

EARNINGS PERFORMANCE
FGL reported net income of $56.5 million for the third quarter 2014 as compared to $53.2 million in the third quarter 2013. Adjusted operating income in the current period was $35.2 million as compared to $14.0 million in the same period last year. The table below reconciles after-tax reported net income to adjusted operating income.

	Three months ended June 30,
Reconciliation from Net Income to AOI(1):	2014	2013	Increase (decrease)
Net Income	$56.5	$53.2	$3.3
Effect of investment (gains) losses, net of offsets	(39.5)	(13.3)	(26.2)
Effect of change in FIA embedded derivative discount rate, net of offsets	8.1	(22.4)	30.5
Effect of change in fair value of reinsurance related embedded derivative, net of offsets	10.2	—	10.2
Effects of class action litigation reserves, net of offsets	(0.1)	—	(0.1)
Residual net income of distributed subsidiaries	—	(3.5)	3.5
AOI	$35.2	$14.0	$21.2

(1)	This is a financial measure not calculated based on U.S. Generally Accepted Accounting Principles (Non-GAAP). See the Non-GAAP Measures section of this press release for additional information.

The current period results included $5.7 million favorable mortality experience in the immediate annuity product line and $4.7 million of favorable deferred acquisition costs ("DAC") amortization. Results in the third quarter of 2013 included $5.0 million of reserve strengthening in the immediate annuity product line and $2.7 million of project related expenses.

FIDELITY & GUARANTY LIFE AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30, 2014	September 30, 2013
	(Unaudited)
ASSETS
Investments:
Fixed maturities securities, available-for-sale, at fair value	$17,007.4	$15,541.4
Equity securities, available-for-sale, at fair value	698.4	271.1
Derivative investments	324.7	221.8
Other invested assets	340.2	188.2
Total investments	18,370.7	16,222.5
Related party loans	124.1	119.0
Cash and cash equivalents	818.3	1,204.3
Accrued investment income	157.2	159.3
Reinsurance recoverable	3,675.4	3,728.6
Intangibles, net	496.2	563.8
Deferred tax assets	95.3	226.4
Other assets	128.0	205.2
Total assets	$23,865.2	$22,429.1

LIABILITIES AND SHAREHOLDERS' EQUITY

Contractholder funds	$16,217.9	$15,248.2
Future policy benefits	3,516.1	3,556.8
Funds withheld for reinsurance liabilities	1,339.3	1,407.7
Liability for policy and contract claims	61.0	51.5
Long-term debt	300.0	300.0
Other liabilities	728.0	700.0
Total liabilities	22,162.3	21,264.2

Shareholders' equity:
Common stock ($.01 par value, 500,000,000 shares authorized, 58,437,412 issued and outstanding at June 30, 2014; 47,000,000 shares issued and outstanding at September 30, 2013)	0.6	—
Additional paid-in capital	701.4	527.1
Retained earnings	598.3	524.9
Accumulated other comprehensive income	402.6	112.9
Total shareholders' equity	1,702.9	1,164.9
Total liabilities and shareholders' equity	$23,865.2	$22,429.1

FIDELITY & GUARANTY LIFE AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)

	Three months ended		Nine months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	(Unaudited)		(Unaudited)
Revenues:
Premiums	$13.1	$19.0	$41.4	$46.9
Net investment income	191.2	184.6	558.9	522.8
Net investment gains	145.0	58.3	266.7	411.5
Insurance and investment product fees and other	18.6	16.1	51.3	44.6
Total revenues	367.9	278.0	918.3	1,025.8
Benefits and expenses:
Benefits and other changes in policy reserves	242.5	107.2	638.3	431.7
Acquisition and operating expenses, net of deferrals	22.9	25.6	80.9	76.0
Amortization of intangibles	14.7	64.7	48.9	163.1
Total benefits and expenses	280.1	197.5	768.1	670.8
Operating income	87.8	80.5	150.2	355.0
Interest expense	(5.7)	(5.9)	(16.9)	(5.9)
Income before income taxes	82.1	74.6	133.3	349.1
Income tax expense	25.6	21.4	9.3	112.1
Net income	$56.5	$53.2	$124.0	$237.0

Net income per common share:

Basic	$0.97	$1.13	$2.25	$5.04
Diluted	$0.97	$1.13	$2.24	$5.04
Weighted average common shares used in computing net income per common share:
Basic	58.3	47.0	55.2	47.0
Diluted	58.5	47.0	55.3	47.0

Cash dividend per common share	$0.065	NM(a)	$0.130	NM(a)

(a) NM - Not meaningful under prior capital structure.  Cash dividends per common share for the three and nine months ended June 30, 2014 exclude the special dividend paid to Harbinger Group Inc. of $43.0 (see Note 9 - Equity).

RECONCILIATION OF BOOK VALUE PER SHARE EXCLUDING AOCI

(In millions, except per share data)	June 30, 2014	September 30, 2013
Reconciliation to total shareholder's equity:
Total shareholder's equity	$1,702.9	$1,164.9
Less: AOCI	402.6	112.9
Total shareholder's equity excluding AOCI	$1,300.3	$1,052.0

Total shares outstanding	58.4	47.0(1)
Weighted average shares outstanding - basic	58.3	47.0(1)
Weighted average shares outstanding - diluted	58.5	47.0(1)

Book value per diluted share	$29.1	$24.8
Book value per diluted share, excluding AOCI(2)	$22.3	$22.4

(1)
Common shares outstanding and per share amounts give retroactive effect to our statutory conversion on August 26, 2013 and the 4,700-for-1 stock split of our shares of common stock effected on November 26, 2013.

(2)
Book value per common share, excluding AOCI, is a non-GAAP measure that eliminates the impact of accumulated other comprehensive income to remove fair value fluctuations of the available-for-sale portfolio due to market volatility.

RECONCILIATION OF ADJUSTED OPERATING ROE

(In millions)	June 30, 2014	June 30, 2013
Reconciliation to total shareholder's equity:
Total shareholder's equity	$1,702.9	$1,285.6
Less: AOCI	402.6	175.4
Total shareholder's equity excluding AOCI	$1,300.3	$1,110.2

AOI(1)	$35.2	$14.0
Adjusted Operating Return On Equity ("ROE")(2)	11.1%	5.2%

(1)	See table above for reconciliation of net income to AOI for the 2014 and 2013 fiscal quarters

(2)
Adjusted Operating ROE is a non-GAAP measure. It is calculated by dividing AOI by total average equity (excluding AOCI). Average equity (excluding AOCI) is the average of the beginning and ending equity for the period.

Non-GAAP Measures
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Reconciliations of such measures to the most comparable GAAP measures are included herein.
AOI is calculated by adjusting net income to eliminate (i) the impact of net investment gains, excluding gains and losses on derivatives and including OTTI losses recognized in operations, (ii) the effect of changes in the rates used to discount the FIA embedded derivative liability, (iii) the effect of change in fair value of reinsurance related embedded derivative, (iv) the effect of class action litigation reserves and (v) residual net income of distributed subsidiaries we no longer own. All adjustments to AOI are net of the corresponding VOBA, DAC and income tax impact related to these adjustments as appropriate. While these adjustments are an integral part of the overall performance of FGL, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.
In the second quarter of 2014, we revised our definition of AOI from a pre-tax basis to an after-tax basis to better reflect the basis on which the performance of our business is internally assessed. AOI now includes interest expense and an effective tax rate of 35% is now applied to reconciling items made to net income. All prior periods presented have been revised to reflect this new definition. Additionally, during the second quarter of 2014 we revised our definition of AOI to exclude the effect of class action litigation reserves, net of the corresponding VOBA, DAC and income tax impact related to these adjustments. This change has been reflected in the current period calculation. Lastly, during the second quarter of 2014 we revised our definition of AOI to exclude residual net income of distributed subsidiaries; specifically the portion of Front Street Re income not already accounted for in the AOI adjustments above. From the inception of the reinsurance treaty on December 31, 2012 through August 9, 2013, Front Street Re was a fully consolidated subsidiary of FGL. On August 9, 2013 in preparation for the IPO, FGL distributed this subsidiary to its parent company. Adjusting for this distribution provides a better view of the underlying performance of FGL as it is now structured post-IPO.
Annuity sales are not derived from any specific U.S. GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with U.S. GAAP. For U.S. GAAP purposes annuity sales are recorded as deposit liabilities (i.e. contract holder funds). Management believes that presentation of sales as measured for management purposes enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.
While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace GAAP financial results and should be read in conjunction with those GAAP results.
Conference Call and Financial Supplement Information
This press release and the third quarter 2014 financial supplement will be posted on the company’s website.
Fidelity & Guaranty Life will conduct a conference call on Thursday, August 7, 2014 at 9:00 a.m. Eastern Time to discuss the quarter’s results. Dial-in information for the call is toll-free 1-877-870-4263 (International: 1-412-317-0790). An audio replay will be available until August 29, 2014. The replay access information is toll-free 1-877-344-7529 (International: 1-412-317-0088), conference ID number 10049684. The replay will be available approximately two hours after the completion of the live earnings call.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life, headquartered in Des Moines, Iowa, trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.
Forward Looking Statements
"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding our subsidiaries' ability to pay dividends. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL's management and the management of FGL's subsidiaries (including target businesses). Generally, forward-looking statements include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of FGL's assumptions and estimates; FGL's and its insurance subsidiaries' ability to maintain or improve financial strength ratings; FGL's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL's reinsurers failing to meet their assumed obligations; restrictions on FGL's ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL's ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL's operations; and other factors discussed in FGL's filings with the SEC including its Registration Statement on Form S-1, as amended (File No. 333-190880), which can be found at the SEC's website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Investor Contact:
Molly Carman
Fidelity & Guaranty Life
Molly.Carman@fglife.com
410-895-1008
443-570-6893

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar, 212-687-8080